Execution Version SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 25, 2020, between ALTERA INFRASTRUCTURE L.P., as Borrower, THE LENDERS FROM TIME TO TIME PARTY HERETO, and BROOKFIELD TK LOAN LP as Administrative Agent

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS Section 1.01. Defined Terms..........................................................................................................1 Section 1.02. Terms Generally.....................................................................................................18 Section 1.03. Accounting Terms; GAAP.....................................................................................19 Section 1.04. Effectuation of Transactions ..................................................................................19 ARTICLE II THE CREDITS Section 2.01. Commitment...........................................................................................................19 Section 2.02. Loans and Borrowings ...........................................................................................20 Section 2.03. Requests for Borrowings........................................................................................20 Section 2.04. Funding of Borrowings ..........................................................................................20 Section 2.05. [Reserved] ..............................................................................................................20 Section 2.06. Reduction and Termination of Commitments........................................................20 Section 2.07. Repayment of Loans; Evidence of Debt ................................................................21 Section 2.08. [Reserved] ..............................................................................................................21 Section 2.09. Prepayment of Revolving Loans............................................................................21 Section 2.10. Fees ........................................................................................................................22 Section 2.11. Interest....................................................................................................................22 Section 2.12. [Reserved] ..............................................................................................................23 Section 2.13. Increased Costs ......................................................................................................23 Section 2.14. [Reserved] ..............................................................................................................24 Section 2.15. Taxes ......................................................................................................................24 Section 2.16. Payments Generally ...............................................................................................26 ARTICLE III REPRESENTATIONS AND WARRANTIES Section 3.01. Organization; Powers .............................................................................................27 Section 3.02. Authorization; Enforceability; Benefit to Borrower ..............................................27 Section 3.03. Governmental Approvals; No Conflicts ................................................................27 Section 3.04. Financial Condition; No Material Adverse Change...............................................28 Section 3.05. [Reserved] ..............................................................................................................30 Section 3.06. Litigation ................................................................................................................30 Section 3.07. Compliance with Laws and Agreements ...............................................................30 Section 3.08. Investment Company Status ..................................................................................31 Section 3.09. Taxes ......................................................................................................................31

ii Section 3.10. ERISA; Labor Matters ...........................................................................................31 Section 3.11. Disclosure...............................................................................................................32 Section 3.12. [Reserved] ..............................................................................................................32 Section 3.13. Environmental Matters...........................................................................................32 Section 3.14. Federal Reserve Regulations..................................................................................33 Section 3.15. Solvency.................................................................................................................33 Section 3.16. Permits, Etc. ...........................................................................................................33 Section 3.17. Use of Proceeds......................................................................................................33 ARTICLE IV CONDITIONS Section 4.01. [Reserved] ..............................................................................................................34 Section 4.02. Each Credit Event ..................................................................................................34 ARTICLE V AFFIRMATIVE COVENANTS Section 5.01. Financial Statements and Other Information .........................................................35 Section 5.02. Notification of Default ...........................................................................................37 Section 5.03. [Reserved] ..............................................................................................................37 Section 5.04. [Reserved] ..............................................................................................................37 Section 5.05. Authorization .........................................................................................................37 Section 5.06. Taxation .................................................................................................................38 Section 5.07. Environmental Reports and Audits ........................................................................38 Section 5.08. [Reserved] ..............................................................................................................38 Section 5.09. [Reserved] ..............................................................................................................38 Section 5.10. Compliance with Laws...........................................................................................38 Section 5.11. Use of Proceeds......................................................................................................38 Section 5.12. Books, Records and Inspections ............................................................................38 Section 5.13. Lender Conference Calls........................................................................................39 Section 5.14. Further Assurances.................................................................................................39 Section 5.15. Operation in the Ordinary Course of Business ......................................................39 ARTICLE VI NEGATIVE COVENANTS Section 6.01. Indebtedness...........................................................................................................39 Section 6.02. Liens.......................................................................................................................40 Section 6.03. Merger; Change of Business ..................................................................................40 Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions...............................40 Section 6.05. Dispositions............................................................................................................41 Section 6.06. Change in Nature of Business ................................................................................41 Section 6.07. Swap Agreements ..................................................................................................41

iii Section 6.08. Restricted Payments; Certain Payment of Indebtedness........................................41 Section 6.09. [Reserved] ..............................................................................................................42 Section 6.10. Restrictive Agreements ..........................................................................................42 Section 6.11. Amendment of Organizational Documents ...........................................................43 Section 6.12. Bankruptcy, Etc......................................................................................................43 ARTICLE VII EVENTS OF DEFAULT ARTICLE VIII THE ADMINISTRATIVE AGENT ARTICLE IX MISCELLANEOUS Section 9.01. Notices ...................................................................................................................49 Section 9.02. Waivers; Amendments ...........................................................................................50 Section 9.03. Expenses; Indemnity; Damage Waiver..................................................................51 Section 9.04. Successors and Assigns..........................................................................................52 Section 9.05. Survival ..................................................................................................................54 Section 9.06. Counterparts; Integration; Effectiveness................................................................54 Section 9.07. Severability ............................................................................................................54 Section 9.08. Right of Setoff........................................................................................................54 Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process................................55 Section 9.10. WAIVER OF JURY TRIAL..................................................................................55 Section 9.11. Headings.................................................................................................................56 Section 9.12. Confidentiality .......................................................................................................56 Section 9.13. Violation of Law ....................................................................................................56 Section 9.14. USA Patriot Act Notice..........................................................................................57 Section 9.15. [Reserved] ..............................................................................................................57 Section 9.16. [Reserved] ..............................................................................................................57 Section 9.17. [Reserved] ..............................................................................................................57 Section 9.18. Non-Public Information .........................................................................................57 Section 9.19. Judgment Currency ................................................................................................57 Section 9.20. Release ...................................................................................................................57 Section 9.21. Amendment and Restatement. ...............................................................................58

iv SCHEDULE: Schedule 1 — Individuals with Knowledge Schedule 2.01(a) — Commitments Schedule 2.01(b) — Repurchasing Commitments EXHIBITS: Exhibit A — Form of Assignment and Assumption Exhibit B — Form of Borrowing Request Exhibit C — Form of Compliance Certificate Exhibit D — Form of Solvency Certificate Exhibit E — Form of Secretary’s Certificate Exhibit F — Form of Effective Date Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 25, 2020, between ALTERA INFRASTRUCTURE L.P., a Republic of The Marshall Islands limited partnership (the “Borrower” or the “Company”, as applicable), BROOKFIELD TK LOAN LP (“Brookfield TK Loan”), BROOKFIELD TK BLOCK ACQUISITION LP (“Brookfield TK Block”), BROOKFIELD TK LOAN 2 LP (“Brookfield TK Loan 2”), each other person from time to time party hereto as a lender (each, a “Lender” and together with Brookfield TK Loan, Brookfield TK Block and Brookfield TK Loan 2, the “Lenders”) and BROOKFIELD TK LOAN LP, a Bermuda limited partnership as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of August 7, 2020 (as amended, the “Original Credit Agreement”). The Borrower has requested, and the Administrative Agent and Lenders have agreed, to amend and restate the Original Credit Agreement in its entirety. The parties hereto agree that the Original Credit Agreement is amended and restated in its entirety as follows: ARTICLE I DEFINITIONS Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “Adjusted LIBOR Rate” means the London interbank offered rate for eurodollar deposits for a period equal to the applicable interest period appearing on the Reuters Screen LIBOR01 Page or such other screen as may be determined at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such interest period, adjusted for statutory reserve requirements for eurocurrency liabilities. “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified and, for certainty, in the case of Brookfield includes any Controlled Investment Affiliate. “Agreement” means this Credit Agreement, as modified, amended or restated from time to time. “Agreement Currency” has the meaning assigned to such term in Section 9.19(b). “Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act of 2010, the Brazilian Anti-Corruption Act (Law No. 12,846 of August 1, 2013 ruled by Decree No. 8420, of March 18, 2015) or the Brazilian Improbity Law (Law No. 8,429 of June 2, 1992), the Canadian Corruption of Foreign Public Officials Act (S.C. 1998 c. 34, as amended June 19, 2013), sections 387 – 389 of the Norwegian Criminal Act of May 20, 2005 or

2 sections 276a – 276c of the Norwegian Criminal Act of 22 May 1902 or any other applicable anti-bribery or anti-corruption law under any applicable jurisdictions. “Applicable Creditor” has the meaning assigned to such term in Section 9.19(b). “Applicable Rate” means, for any day with respect to any Revolving Loan, the Adjusted LIBOR Rate plus 5.00% per annum. “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) the Lenders, (b) an Affiliate of the Lenders or (c) an entity or an Affiliate of an entity that administers or manages the Lenders. “Assignment and Assumption” means an assignment and assumption entered into by the Lenders and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Lenders, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower. “Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration. “Availability Period” means the period from and including the Effective Date to but excluding the earlier of (x) the date that is one month prior to the Maturity Date and (y) the date of termination of all of the Commitments. “Available Facility Amount” means, at any time with respect to the Facility and the Revolving Loans made by the Lenders thereunder, the positive difference (if any) between (a) $200,000,000.00 and (b) the Revolving Exposure at such time. “Balance Sheet Date” has the meaning assigned to such term in Section 3.04. “Board” means the board of directors of Altera Infrastructure GP L.L.C. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Borrowing Request” means a request by the Borrower for a borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

3 “Capitalized Interest” has the meaning set forth in Section 2.11(a). “Capitalized Interest Amount” has the meaning set forth in Section 2.11(a). “Cash Equivalents” means: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by a bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state of the European Economic Area or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognized trading market exists; (ii) issued by an issuer incorporated in the United States of America, the United Kingdom or any member state of the European Economic Area; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P 1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by a bank (or their dematerialized equivalent); or (e) any investment in money market funds which (i) have a credit rating of either A 1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P 1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice. “Change of Control” means: (1) where all management powers over the business and affairs of Borrower are vested exclusively in its general partner: a. (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing) and (ii) any Group of which any of the foregoing are members (so long as, with respect to this clause (iii), those Persons referred to in clauses (i) collectively own, directly or indirectly, a minimum of

4 fifty point one percent (50.1%) of the voting rights in Altera Infrastructure GP LLC held by such Group), cease to own, collectively, directly or indirectly, a minimum of fifty point one per cent (50.1%) of the voting rights in Altera Infrastructure GP LLC; or b. Altera Infrastructure GP LLC ceases to be the general partner of Altera Infrastructure L.P.; or (2) where all management powers over the business and affairs of Borrower are vested exclusively in a board of directors of Borrower, a. (i) Brookfield or any of its Controlled Investment Affiliates (but not including any portfolio companies of any of the foregoing) and (ii) any Group of which any of the foregoing are members (so long as, with respect to this clause (ii), those Persons referred to in clauses (i) collectively own, directly or indirectly, a minimum of fifty point one percent (50.1%) of the voting rights in Borrower held by such Group), cease to be the holder, collectively, directly or indirectly, of (A) a minimum of fifty point one per cent (50.1%) of the voting rights to elect the members of that board of directors or (B) of the voting rights to elect a minimum of fifty point one per cent (50.1%) of that board of directors. “Claims” has the meaning assigned to such term in Section 9.20. “Code” means the Internal Revenue Code of 1986, as amended. “Commitment” means with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of the Available Facility Amount hereunder, as such commitment may be reduced from time to time subject to the terms and conditions contained herein. The amount of each Lender’s Commitment is set forth on Schedule 2.01(a). The aggregate amount of the Lenders’ Commitment on the Effective Date is $200,000,000. “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Company SEC Documents” has the meaning assigned to such term in Section 3.04(a). “Compliance Certificate” means a Compliance Certificate in the form of Exhibit C or any other form reasonably acceptable to the Administrative Agent and Borrower. “Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding. “Control” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

5 “Controlled Investment Affiliate” shall mean, with respect to Brookfield, any investment fund, co-investment vehicle and/or similar investment vehicle or managed account that (a) is organized by Brookfield or any Affiliate of Brookfield for the purpose of making equity or debt investments in one or more companies and (b) is controlled by or is under common control with Brookfield. “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Designated Persons” means any Person or entity listed on a Sanctions-related list. “Disposition” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any real or personal property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof). Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement. “DNB Letter Agreement” means that certain letter agreement, dated as of September 28, 2020, by and among DNB Markets, Inc and Altera Infrastructure L.P., as amended, restated, amended and restated, modified and otherwise supplemented. “dollars” or “$” refers to lawful money of the United States of America. “Effective Date” means November 25, 2020. “Eligible Assignee” means (a) each Lender, (b) an Affiliate of the Lenders, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural Person.

6 “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. “Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock (including any preferred stock), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Indebtedness that is convertible into any such Equity Interests). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. “ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under

7 Section 4007 of ERISA), (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (h) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by the Borrower any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on the Borrower or ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status, (within the meaning of Section 305 of ERISA or Section 432 of the Code), (j) a failure by the Borrower any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which the Borrower or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable. “Events of Default” has the meaning set forth in Article VII. “Exchange Act” means the United States Securities Exchange Act of 1934. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction (i) as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or (ii) as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document) and (c) any Taxes attributable to any Lender’s failure to comply with Section 2.15(e). “Facility” shall mean the commitment utilized in making Revolving Loans hereunder, it being understood that, as of the Effective Date there is one Facility (i.e. the Commitment established and any extension of credit on the Effective Date) and thereafter, the term “Facility” may include any other extensions of credit hereunder. “Financial Indebtedness” means any Indebtedness for or in respect of, without double counting: (a) moneys borrowed;

8 (b) any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as borrowings under GAAP, excluding any amount raised by the issue of redeemable shares unless redeemable (other than at the option of the issuer) before the Maturity Date and classified as borrowings under GAAP; and (g) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (a) to (f) above. “Financial Officer” means, with respect to any Person, the chief financial officer (in the case of the Borrower, this shall be a reference to the chief financial officer of Altera Infrastructure Group Ltd.), principal accounting officer, treasurer, assistant treasurer, controller or Directors of such Person. “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Plan” shall mean any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by Borrower or any Subsidiary primarily for the benefit of employees of the Borrower or any Subsidiary employed and residing outside the United States (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code. “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Group” means, two or more Persons who agree to act together, through partnership, limited partnership, syndicate or other group or arrangement, which partnership, limited

9 partnership, syndicate or other group or arrangement acquires, holds, votes or disposes of securities of Altera Infrastructure GP L.L.C. or the Borrower, as applicable. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Altera Infrastructure Group Ltd.)). “Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold. “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time. “Increased Amount” of any Indebtedness means any increase in the amount of the Original Indebtedness being refinanced in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies. “Indebtedness” of any Person means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (without double counting).

10 “Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Interest Payment Date” means with respect to any Revolving Loan, (i) the last Business Day of the Interest Period applicable to the borrowing of which such Revolving Loan is a part and (ii) the Maturity Date. “Interest Period” means the period commencing on the date of any borrowing of Revolving Loans hereunder and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent agreed to by the Administrative Agent, twelve months or a shorter period than one month) thereafter, as the Borrower may elect in consultation with the Administrative Agent; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a borrowing initially shall be the date on which such borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing. “Investment” means, with respect to a specified Person, any Equity Interests, evidences of Financial Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Financial Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Altera Infrastructure Group Ltd.)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee,” (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Financial Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Altera Infrastructure Group Ltd.) of the consideration therefor (including any Financial Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or

11 write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Altera Infrastructure Group Ltd.) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Altera Infrastructure Group Ltd.) of such Equity Interests at the time of the issuance thereof. “Investor” means any Person who makes an Investment. “IRS” means the United States Internal Revenue Service. “Judgment Currency” has the meaning assigned to such term in Section 9.19(b). “Knowledge” means, with respect to the Borrower, the actual knowledge as of the date hereof of the individuals set forth on Schedule 1 after due inquiry of the direct reports of such individual and any other person (including shared service personnel) responsible for the relevant aspect of the business of the Borrower. “Lender” has the meaning set forth in the introductory paragraph hereto. “Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan Documents” means this Agreement and any certificates, documents or notices that shall be executed and delivered by Borrower in connection with this Agreement. “Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence

12 arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (A) changes in or conditions generally affecting the industry in which the Borrower and its Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (C) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (D) natural disaster or (E) any change in applicable Law or GAAP (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board; (F) any failure of the Borrower or any of its Subsidiaries to meet any external or published budgets, projections or forecasts of financial performance for any period, (G) any change in the Borrower’s credit ratings; provided that the exceptions in (F) and (G) shall not prevent or otherwise affect a determination that any circumstance, development, effect, change, event, occurrence or state of facts underlying such failure, decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of the definition) has resulted in, or contributed to a Material Adverse Effect, (H) the taking of any specific action expressly required by this Agreement or taken with the Lenders’ written consent or (I) the announcement or pendency (but, for the avoidance of doubt, not the consummation) of the Transactions, provided that the exceptions in clauses (A), (B), (C) and (D) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a materially disproportionate impact on the Borrower and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Borrower and its Subsidiaries operate, or (2) the ability of the Borrower and its Subsidiaries to timely consummate the Transactions or to perform their respective material obligations under any related agreements. “Material Indebtedness” means Financial Indebtedness (other than the Revolving Loans under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of Borrower and the Subsidiaries in an aggregate outstanding principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Maturity Date” means October 31, 2024. “Maximum Capitalized Interest Amount” means $25,000,000.00. “MNPI” means material information concerning Borrower or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Borrower or any Affiliate of any of the foregoing, or any of their securities, that would reasonably be expected to be material for purposes of the United States federal and state securities laws.

13 “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to Withdrawal Liability. “Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) actually received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by Borrower and the Subsidiaries to Persons that are not Affiliates of Borrower or any Subsidiary, (ii) the principal amount of any Indebtedness that is secured by a Lien on the asset that is the subject of such event that is required to be repaid in connection therewith, together with any applicable premium, penalty, interest and breakage costs, (iii) the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or its Subsidiaries, (iv) any funded escrow established pursuant to the documents evidencing any such event to secure any indemnification obligations or adjustments to the purchase price associated with any such event and (v) the amount of all taxes incurred and required to be paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by Borrower). “Non-Repurchasing Loans” has the meaning assigned to such term in the definition of Prepayment Event. “NYSE” means the New York Stock Exchange and its successors. “Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents.

14 “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and by-laws or other organizational or governing documents of such Person (including any limited liability company or operating agreement). “Original Credit Agreement” has the meaning set forth in the introductory paragraphs hereto. “Original Effective Date” means March 31, 2018. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Prepayment Event” means: (a) the incurrence by Borrower or any Subsidiary of any Financial Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01; (b) with respect to any drawn amounts under a Revolving Loan, the occurrence of any event referred to in Section 2.06(a); or (c) with respect to any Repurchasing Loan drawn in respect to the Repurchasing Commitments, the use by the Borrower of such Repurchasing Loans by the last day of the

15 Repurchasing Deployment Period in a manner other than for the purposes described in Section 3.17(b) (such Repurchasing Loans, the “Non-Repurchasing Loans”). “Recipient” means any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document. “Refinancing Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness Event”. “Refinancing Indebtedness Event” means, in respect of any Financial Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (any such indebtedness, “Refinancing Indebtedness” in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the sum of (i) the principal amount of such Original Indebtedness with the Increased Amount accrued and unpaid interest with respect to such Original Indebtedness plus (ii) accrued interest, fees and premiums (including any tender premium and prepayment premiums) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such Refinancing Indebtedness Event; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture. “Releasees” has the meaning assigned to such term in Section 9.20. “Releasors” has the meaning assigned to such term in Section 9.20. “Repurchasing Commitment Period” means the period beginning on the Effective Date and ending on the last day of the Plan Period (as defined in the DNB Letter Agreement) (or, to the extent agreed to by the Repurchasing Lender and the Borrower in writing, its functional equivalent), as such date may be extended by the written consent of the Repurchasing Lender and the Borrower.

16 “Repurchasing Commitments” means the amount of each Lender’s Repurchasing Commitment as set forth on Schedule 2.01(b). The aggregate amount of the Lenders’ Repurchasing Commitment on the Effective Date is $25,000,000. “Repurchasing Deployment Period” means the period beginning on the Effective Date and ending on the 18th month anniversary of the Effective Date (or, to the extent agreed to by theRepurchasing Lender in writing within 60 days prior to such 18th month anniversary date, the Maturity Date). “Repurchasing Lender” means each Lender having a Repurchasing Commitment. “Repurchasing Loans” means a Revolving Loan made by the Repurchasing Lender to the Borrower in respect of the Repurchasing Commitments. “Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in Borrower or any Subsidiary. “Revolving Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including, for the avoidance of doubt, pursuant to Section 2.01(b)). “Revolving Exposure” shall mean, at any time, (a) the aggregate principal amount of the Revolving Loans then outstanding minus (b) the lesser of (i) the Capitalized Interest Amount and (ii) the Maximum Capitalized Interest Amount. “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom. “SEC” means the United States Securities and Exchange Commission.

17 “Securities Act” means the United States Securities Act of 1933. “Series A Preferred Units” means the Borrower’s 7.25% Series A Cumulative Redeemable Preferred Units. “Series B Preferred Units” means the Borrower’s 8.50% Series B Cumulative Redeemable Preferred Units. “Series E Preferred Units” means the Borrower’s 8.875% Series E Cumulative Redeemable Preferred Units. “ShuttleCo Credit Agreement” means the $450,000,000 Secured Revolving Credit Facility Agreement, dated as of May 23, 2020, by and among Altera Shuttle Tankers L.L.C. (formerly Teekay Shuttle Tankers L.L.C.), the Lenders party thereto, Nordea Bank Abp, filial i Norge, as agent for the Lenders, and certain other parties thereto, as amended or otherwise modified from time to time. “Specified Indebtedness” means any Financial Indebtedness that is not secured on a pari passu basis with the Obligations and any Refinancing Indebtedness Event in respect of any of the foregoing. “Subordinated Indebtedness” of a Person means any Financial Indebtedness of such Person the payment of which is subordinated to payment of the Obligations. “subsidiary” means, with respect to any Person at any date, any other Person which is controlled, directly or indirectly, by the first-mentioned Person; or more than 50% the voting issued Equity Interests of which are beneficially owned, directly or indirectly, by the first- mentioned Person, company or corporation; and, for these, purposes, a company or corporation shall be treated as being controlled by another Person, company or corporation if that other company or corporation is able to direct its management and/or to control the composition of its board of directors or equivalent body. “Subsidiary” means any direct or indirect subsidiary of the Borrower. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Borrower or any Subsidiary shall be a Swap Agreement. “Tax and Claims Register” means the tax and legal claims register for the fiscal quarter of the Borrower ending June 30, 2020, as delivered to the Administrative Agent on August 4, 2020.

18 “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Transactions” means the (a) execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Revolving Loans and the use of the proceeds thereof and (b) the payment of all fees, commissions, costs and expenses in connection with the foregoing. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons must comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and

19 Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Effective Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that Borrower, on the one hand, and the Administrative Agent, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP. Furthermore, at any time on or after the Effective Date, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided that any such election, once made, shall be irrevocable; provided, however, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Section 1.04. Effectuation of Transactions. All references herein to Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions occurring on or prior to the Effective Date, unless the context otherwise requires. ARTICLE II THE CREDITS Section 2.01. Commitment. (a) Subject to the terms and conditions set forth herein, each Lender having a Commitment severally, but not jointly, agrees to make loans to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not to exceed its Commitment set forth on Schedule 2.01(a) hereto; provided that, subject to Section 2.11, the Revolving Exposure does not exceed $200,000,000.00 at any time during the Availability Period. Amounts borrowed hereunder that are repaid or prepaid may be reborrowed. (b) Subject to the terms and conditions set forth herein, the Repurchasing Lender severally, but not jointly, agrees to make loans to the Borrower at any time and from time to time during the Repurchasing Commitment Period in an aggregate principal amount not to exceed its

20 Repurchasing Commitment set forth on Schedule 2.01(b) hereto. Amounts borrowed with respect to the Repurchasing Commitments that are repaid or prepaid may not be reborrowed. Section 2.02. Loans and Borrowings. (a) Commencing on the Effective Date, and subject to the satisfaction of the conditions set forth herein, each Lender will be committed severally, but not jointly, to make available the Revolving Loans under the Facility to the Borrower in accordance with their respective Commitments and Repurchasing Commitments. (b) Each borrowing of Revolving Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or such other amount as reasonably agreed to by the Lenders). Subject to (i) the satisfaction of the conditions specified in Article IV and (ii) availability under the Available Facility Amount, Revolving Loans will be available as of the Effective Date of this Agreement and may be drawn until one calendar month prior to the Maturity Date. Section 2.03. Requests for Borrowings. To request a borrowing, the Borrower shall notify the Administrative Agent of such request either in (a) writing (delivered by hand or email) or (b) by telephone not later than 12:00 p.m., New York City time, at least three (3) Business Days prior to the date of such borrowing, or such shorter period of time as agreed to by the Administrative Agent, provided that the Administrative Agent shall not agree to a period of less than three (3) Business Days without the consent of each Lender). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of such borrowing; (ii) the date of such borrowing, which shall be a Business Day; and (iii) the location and number of the account of the Borrower to which funds are to be disbursed. Section 2.04. Funding of Borrowings. Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Borrower specified by the Borrower in the applicable Borrowing Request and shall make available to the Borrower any applicable federal reference number in connection therewith. Section 2.05. [Reserved]. Section 2.06. Reduction and Termination of Commitments. (a) Unless previously terminated, the Commitments shall terminate, at the election of the Lenders (in their sole reasonable discretion), upon the earlier of (i) upon an Event of Default pursuant to Article VII that is continuing and (x) unremedied by the Borrower after the

21 expiration of any applicable cure period or (y) not waived by the Lenders (in their sole reasonable discretion) and (ii) the date that is one month prior to the Maturity Date. (b) Upon each Borrowing of Repurchasing Loans, the Repurchasing Commitments of the Repurchasing Lender will be permanently reduced by an amount of Repurchasing Loans made by such Repurchasing Lender in connection with such Borrowing. The Repurchasing Commitments of the Repurchasing Lender will terminate at 11:59 p.m. New York City time on the last day of the Repurchasing Commitment Period. Section 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lenders when due pursuant to this Agreement and the other Loan Documents the then unpaid principal amount of each Revolving Loan of each Lender. (b) [Reserved]. (c) The entries made by the Administrative Agent in its accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. (d) A Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by a Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.08. [Reserved]. Section 2.09. Prepayment of Revolving Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any borrowing in whole or in part, subject to the requirements of this Section. (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Borrower or any Subsidiary in respect of a Prepayment Event described in clause (a) of the definition of the term “Prepayment Event”, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay borrowings in an amount equal to 100% of such Net Proceeds. (c) In the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” the Borrower shall prepay all outstanding amounts of Revolving Loans under the Facility on the date of any such Prepayment Event.

22 (d) In the case of a Prepayment Event described in clause (c) of the definition of the term “Prepayment Event,” the Borrower shall prepay all outstanding amounts of Non- Repurchasing Loans under the Facility on the last day of the Repurchasing Deployment Period. (e) Prior to any optional or mandatory prepayment of borrowings under this Section, the Borrower shall specify the borrowing or borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. (f) If there is a Change of Control, the Borrower shall promptly notify the Administrative Agent upon becoming aware of that event and if the Administrative Agent, at the direction of the Lenders, so requires, the Administrative Agent, on behalf of the Lenders, shall by no less than 10 days’ notice to the Borrower, declare all outstanding Revolving Loans, together with accrued interest, and all other amounts accrued under the Loan Documents, to be immediately due and payable whereupon all such outstanding amounts will become immediately due and payable. (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic communication, including e-mail) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein (which may include, without limitation, a Refinancing Indebtedness Event), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Each partial prepayment of any borrowing shall be in an amount that would be permitted in the case of an advance of a borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a borrowing shall be applied ratably to the Revolving Loans included in the prepaid borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.11. Section 2.10. Fees. (a) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to each Lender entitled thereto. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid). Such fees shall be netted against any advances on the Revolving Loans. Section 2.11. Interest. (a) The Revolving Loans shall bear interest at the Applicable Rate; provided, at the written election of the Borrower (provided that no such written election shall be required to the extent that the Capitalized Interest Amount as of any applicable date of determination is no greater than the Maximum Capitalized Interest Amount), that such interest payable pursuant to this Section 2.11(a) shall be capitalized, compounded and added to the unpaid principal amount

23 of the Revolving Loans (such interest the “Capitalized Interest”) on the Interest Payment Date; provided, further that for each Interest Period longer than three months, such interest shall be capitalized on the date that is three months after the commencement of each Interest Period (the aggregate amount of Capitalized Interest added and not repaid in cash, as of any date of determination, the “Capitalized Interest Amount”). (b) Notwithstanding the foregoing, if any Event of Default has occurred and is ongoing, any principal of or interest on any Revolving Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to in the case of any outstanding principal of any Revolving Loan, 2% per annum plus the rate otherwise applicable to such Revolving Loan as provided in paragraph (a) of this Section. (c) Accrued interest on each Revolving Loan (which shall be accrued through the last day of the prior Interest Period) shall be payable in arrears on each Interest Payment Date for such Revolving Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Revolving Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) Capitalized Interest shall be payable in accordance with Section 2.11(a) and (iv) at the written election of the Borrower, interest accrued pursuant to paragraph (a) of this Section may be payable in cash in accordance with this Section 2.11(c). (d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Applicable Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.12. [Reserved]. Section 2.13. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lenders; (ii) impose on the Lenders any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans made by the Lenders; or (iii) subject any Recipient to any Taxes other than any (A) Indemnified Taxes or (B) Taxes described in clauses (a)(ii) and (b) of the definition of Excluded Taxes on or with respect to its loans or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lenders or other Recipient of making, continuing or maintaining any Revolving Loan or of maintaining its

24 obligation to make any such Revolving Loan, or to reduce the amount of any sum received or receivable by the Lenders or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of the Lenders or other Recipient, the Borrower will pay to the Lenders or other Recipient, as the case may be, such additional amount or amounts as will compensate the Lenders or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. (b) A certificate of the Lenders setting forth the amount or amounts necessary to compensate the Lenders as specified in paragraph (a) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lenders the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Failure or delay on the part of the Lenders to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of the Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. (d) Notwithstanding the above, the Lenders will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.13 at any time if it is not the general practice and policy of the Lenders to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time. Section 2.14. [Reserved]. Section 2.15. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

25 (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Lenders timely reimburse either of them, as applicable, for the payment of, any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders. (d) Indemnification by the Borrower. The Borrower shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lenders shall be conclusive absent manifest error. (e) Status of Lender. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document and shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding; (B) any Foreign Lender shall deliver to the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed copies of an applicable IRS Form W-8 certifying as to such Foreign Lender’s non-U.S. status.

26 The Lenders agree that if any form or certification it previously delivered (including any specific documentation required in this Section 2.15(e)) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably request by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. (f) Treatment of Certain Refunds. If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Section 2.16. Payments Generally. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Lenders; provided that payments pursuant to Sections 2.13, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Lenders shall distribute any such payment received by either of them for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

27 ARTICLE III REPRESENTATIONS AND WARRANTIES The Borrower, represents and warrants to the Lenders as follows: Section 3.01. Organization; Powers. The Borrower is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Section 3.02. Authorization; Enforceability; Benefit to Borrower. (a) The Transactions, insofar as they are to be carried out by the Borrower, are within the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equity holder action. This Agreement has been duly executed and delivered by Borrower and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) The Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of the Borrower and (ii) the credit extended by the Lenders to the Borrower hereunder. The Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by the Borrower is within its purpose, will be of direct and indirect benefit to the Borrower, and is likely to promote the success of the Borrower for the benefit of the Group as a whole. Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are (or will so be) in full force and effect and (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of Borrower or any Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including the ShuttleCo Credit Agreement or other material instrument binding upon Borrower or any Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by Borrower or any Subsidiary and (e) will not result in the creation or imposition of any Lien on any asset of Borrower or any Subsidiary, except Liens created pursuant to the Loan Documents, and in the case of clauses (b) and (d) above, except for

28 a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect. Section 3.04. Financial Condition; No Material Adverse Change. (a) To the extent that the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, the Borrower has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Borrower with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2015 (collectively, the “Company SEC Documents”). To the extent applicable, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Borrower is eligible to file a Registration Statement on Form F-3, (ii) none of the Borrower’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the Borrower’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable Laws. (b) To the extent that the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, the consolidated financial statements of the Borrower (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), (iii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly financial statements subject to normal year-end adjustments) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared in accordance with the books of account and other financial records of the Borrower and its Subsidiaries (except as may be indicated in the notes thereto).

29 (c) Neither the Borrower nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) required or that would be required by GAAP, as in effect on the date hereof, to be reflected in or reserved against the consolidated balance sheet (or the notes thereof) of the Borrower except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Borrower and its Subsidiaries as of December 31, 2017 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice and similar in character and amount to the liabilities set forth on the balance sheet as of the Balance Sheet Date or (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions. Except as set forth in the consolidated financial statements of the Borrower for the fiscal year ending December 31, 2017, neither the Borrower nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Borrower or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K). (d) To the extent that the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, the Borrower has established and maintains, and at all times since January 1, 2014 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act that is, in the case of the interim controls over financial reporting, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Borrower and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Borrower and its Subsidiaries are being made only in accordance with appropriate authorizations of the Borrower’s management and the Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Borrower and its Subsidiaries and, in the case of disclosure controls and procedures, are designed to ensure that all information (both financial and non- financial) required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Borrower’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Borrower (or persons performing similar functions) required under the Exchange Act with respect to such reports. To the extent that the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, neither the Borrower nor, to the Borrower’s Knowledge, the Borrower’s independent registered public accounting firm, has identified or been made aware of (i) any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Borrower’s internal controls over financial reporting which would reasonably be expected to

30 adversely affect the Borrower’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, except as described in the report of the Borrower’s auditor, dated February 28, 2020 or (ii) any fraud that involves the Borrower’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Borrower and its Subsidiaries. The Borrower is, and has been at all times since January 1, 2014, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NYSE, and has not received any notice asserting any non-compliance with the listing requirements of the NYSE. (e) To the extent that the Borrower is required to comply with applicable SEC filing requirements as a publicly listed company, the Borrower’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Borrower within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Borrower’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Borrower’s auditors for the Borrower that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved. (f) Since December 31, 2019, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of Borrower and its subsidiaries, taken as a whole. Section 3.05. [Reserved]. Section 3.06. Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, would reasonably be expected to have a Material Adverse Effect have (to the best of its Knowledge and belief) been started or threatened against it or other member of the Group, other than as disclosed in the Tax and Claims Register. Section 3.07. Compliance with Laws and Agreements. (a) Borrower is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.07(b), 3.08, 3.09, 3.10 or 3.14). No Default has occurred and is continuing. (b) Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anticorruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers, directors and employees and to the Knowledge of Borrower their respective

31 agents and third party representatives, are in compliance with Anticorruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary nor any of their respective directors, officers or employees, or (b) to the Knowledge of Borrower, any agent or third party representative of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anticorruption Laws or applicable Sanctions. Section 3.08. Investment Company Status. The Borrower is not required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. Section 3.09. Taxes. (a) It is not (and no other member of the Group is) materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax in an amount which would reasonably be expected to have a Material Adverse Effect. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes such that a liability or, or claim against, it or any other member of the Group which would reasonably be expected to have a Material Adverse Effect is reasonably likely to arise, other than as disclosed in the Tax and Claims Register. (c) The Borrower is resident for Tax purposes only in the Marshall Islands, unless as otherwise permitted by the Lenders (acting reasonably). Section 3.10. ERISA; Labor Matters. (a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event or, with respect to a Foreign Plan, a termination, withdrawal or material noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), has occurred or is reasonably expected by the Borrower to occur, (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, and (iii) on the Effective Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan. (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against Borrower or any Subsidiary pending or, to the Knowledge of Borrower, threatened, (ii) the hours worked by and payments made to employees of Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other

32 applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from Borrower or any Subsidiary, or for which any claim may be made against Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower or such Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower or any Subsidiary is bound. Section 3.11. Disclosure. (a) In the case of Borrower only: any written factual information provided by any member of the Group for the purposes of this Agreement was, to the best of its Knowledge and belief, true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated; and (b) In the case of the Borrower, to the best of its Knowledge and belief, nothing has occurred or been omitted from the Information (as defined in Section 9.12 herein) and no information has been given or withheld that results in the information contained in the information provided being untrue or misleading in any material respect. Section 3.12. [Reserved]. Section 3.13. Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Liability, or any Hazardous Materials activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to Borrower’s Knowledge and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials activities which could reasonably be expected to form the basis of an Environmental Liability against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries nor, to their knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any facility, and none of Borrower or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any release of Hazardous Materials, or any Hazardous Materials activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

33 Section 3.14. Federal Reserve Regulations. Neither Borrower nor any Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Revolving Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors. Section 3.15. Solvency. Immediately after the consummation of the Transactions, (a) the fair value of the assets of Borrower and its consolidated Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Borrower and its consolidated Subsidiaries (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post- closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of Borrower and its Subsidiaries), as such debts and liabilities become absolute and matured; and (d) Borrower and its consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. Section 3.16. Permits, Etc. The Borrower has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect. Section 3.17. Use of Proceeds. (a) The proceeds of the Revolving Loans (except with respect to any Repurchasing Loans) will be used solely by the Borrower to (i) provide working capital and liquidity and/or credit support to or for the account of the Borrower and its Subsidiaries to support the funding or maintenance of the Borrower and/or its Subsidiaries existing Indebtedness and other related obligations (such maintenance efforts shall include, without limitation, the Borrower’s and/or its Subsidiaries’ compliance with any applicable financial covenant) and (ii) pay fees (including the fees payable by Borrower under Section 2.10) and expenses incurred in connection with the foregoing.

34 (b) The proceeds of the Repurchasing Loans will be used solely by the Borrower to consummate the repurchasing of Indebtedness and securities described under the DNB Letter Agreement (or, to the extent agreed to by the Repurchasing Lender, its functional equivalent). ARTICLE IV CONDITIONS Section 4.01. [Reserved]. Section 4.02. Each Credit Event. The obligations of the Lenders to make Revolving Loans on the occasion of any borrowing after the Effective Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived by the Lenders in their sole discretion in accordance with Section 9.02) after giving effect to the requested Revolving Loan: (a) The Administrative Agent shall have received a Borrowing Request. (b) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). (c) The Administrative Agent shall have received a certificate signed by the chief financial officer of Altera Infrastructure Group Ltd., confirming compliance with the conditions set forth in clauses (b) and (j) of this Section 4.02, in the form of Exhibit F. (d) [Reserved]. (e) The Administrative Agent shall have received a certificate, dated the date of any borrowing under the Facility hereunder and signed by the chief financial officer of Altera Infrastructure Group, Ltd., as to the solvency of Borrower and the Subsidiaries on a pro forma consolidated basis after giving effect to any borrowings under this Agreement on the date of any borrowing under the Facility hereunder and the other transactions contemplated herein to occur on the Effective Date, in the form of Exhibit D. (f) The Lenders shall have received all fees payable by Borrower under Section 2.10, including, to the extent invoiced, payment or reimbursement of all fees and expenses required to be paid or reimbursed by the Borrower under any Loan Document (any such fees and amounts shall be net of the Revolving Loan proceeds received by Borrower upon a borrowing hereunder). (g) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations that are applicable to the Lenders (which shall include, without limitation, incumbency certificates of the Responsible Officers of the Borrower

35 executing the Loan Documents to which it is a party), including the USA Patriot Act, at least three Business Days prior to the date of borrowing under the Facility hereunder. (h) Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Borrower and its Subsidiaries as of the date of the borrowing under the Facility hereunder that are materially inconsistent with the material previously provided to the Administrative Agent for its due diligence review of Borrower and its Subsidiaries. (i) Since the date of the most recent Revolving Loan borrowing, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (j) As of the date of any borrowing of Revolving Loans under the Facility hereunder, no event shall have occurred and be continuing or would result from the consummation of this Agreement that would constitute an Event of Default or a Default. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower covenants and agrees with the Lenders that: Section 5.01. Financial Statements and Other Information. Borrower will furnish to the Administrative Agent, on behalf of the Lenders: (a) as soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each fiscal year), beginning with the financial statements for the fiscal year ending December 31, 2020, the audited consolidated balance sheets of the Borrower and the Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth, commencing with the fiscal year ending December 31, 2020, comparative consolidated figures for the preceding fiscal years (or applicable preceding four-quarter periods, in the event of any change in the Borrower’s financial reporting convention that results in a different fiscal year end), all in reasonable detail and prepared in accordance with GAAP, and certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness), together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing, the obligations in this Section 5.01(a) may be satisfied with respect to financial information of the Borrower and its

36 consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or Form 20-F filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 5.01(a), such materials are accompanied by an auditor’s certificate of an independent registered public accounting firm of recognized national standing, whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness). (b) as soon as available and in any event on or before the date on which such financial statements are required to be furnished or filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), beginning with the financial statements for the fiscal quarter ending September 30, 2020, the consolidated balance sheets of the Borrower and the Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth, commencing with the fiscal quarter ending September 30, 2020, comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year- end audit adjustments and the optional absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 5.01(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent of the Borrower), as applicable, Form 10 Q or Form 6-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand. (c) Except as provided pursuant to Sections 5.01(a) and (b), all Company SEC Documents and other requirements with respect to the requirements set forth in Section 3.04 herein. (d) As soon as available, and in any event within five (5) Business Days after the first day of each fiscal quarter of the Borrower after the Effective Date, the Borrower shall deliver a

37 duly executed and completed Compliance Certificate executed by a Responsible Officer of the Borrower that shall certify, in the good faith judgment of the Borrower, Borrower’s and its Subsidiaries’ compliance with its existing Financial Indebtedness under credit facilities and related obligations; (e) As soon as available, and (i) in any event at the same time as posting to the Borrower’s board of directors, the Borrower shall deliver a five-year quarterly forecast in a form reasonably acceptable to the Administrative Agent and the Lenders for the Borrower and its Subsidiaries and (ii) on a weekly basis, a rolling short-term cashflow forecast in a form reasonably acceptable to the Administrative Agent and the Lenders; and (f) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Lenders may reasonably request. Information required to be delivered pursuant to clause (a), (b) or (c) of this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual, quarterly, monthly or other interim reports containing such information, shall be available on the website of Borrower and/or its Subsidiaries. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Section 5.02. Notification of Default. (a) Borrower shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (b) Promptly upon a request by the Administrative Agent (where the Administrative Agent has reasonable grounds for belief that a Default may have occurred), Borrower shall supply to the Administrative Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). Section 5.03. [Reserved]. Section 5.04. [Reserved]. Section 5.05. Authorization. The Borrower shall promptly: (a) obtain, comply with and do all that is necessary to maintain its existence in full force and effect; and (b) supply certified copies to the Administrative Agent of, any Authorization required under any law or regulation of its jurisdiction of incorporation to: (i) enable it to perform its obligations under the Loan Documents where failure to do so would reasonably be expected to have a Material Adverse Effect (which shall include, for the avoidance of doubt, maintaining material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding fiscal year) ; and (ii) ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Loan Document.

38 Section 5.06. Taxation. The Borrower shall (and Borrower shall procure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that (a) the failure to do so would not reasonably be expected to have a Material Adverse Effect or (b) (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Administrative Agent under Sections 5.01(a), (b), (c), (d) or (e); and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. Section 5.07. Environmental Reports and Audits. As soon as practicable (but, in any event, within three (3) days) following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any facility or which relate to any environmental liabilities of Borrower or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Section 5.08. [Reserved]. Section 5.09. [Reserved]. Section 5.10. Compliance with Laws. The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Loan Documents. Section 5.11. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans only for the purposes set forth in Section 3.17. The Borrower will not request any Revolving Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Revolving Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anticorruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Section 5.12. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of the Borrower and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and by this provision the Borrower authorizes such accountants to discuss with Administrative Agent and such representatives the affairs, finances and accounts of Borrower and its Subsidiaries.

39 Section 5.13. Lender Conference Calls. Borrower will hold and participate in a monthly conference call for the Lenders to discuss its results of operations and financial condition in respect of its last completed calendar month. Prior to each conference call, at the request of the Borrower, the Lenders shall notify the Borrower of the time and date of such conference call. Section 5.14. Further Assurances. At any time or from time to time upon the request of the Administrative Agent, the Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including as promptly as practicable following the Effective Date, in good faith use its best efforts to refinance or otherwise replace the Facility in full, subject to the approval of the Lenders (such approval not to be unreasonably withheld or delayed); provided, that the Borrower hereby acknowledges and agrees that its obligations with respect to its best efforts to enter into any such refinancing shall require the Borrower to consider (and not to exclude on the basis of) any refinancing offer by a lender acting in such role whose refinancing offer reflects market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness that are more materially restrictive on the Borrower and its Subsidiaries than the terms and conditions under the Facility. Section 5.15. Operation in the Ordinary Course of Business. Borrower shall at all times during the term of this Agreement, act within the ordinary course of its business consistent with past practices and within Board approved budget or forecasts. ARTICLE VI NEGATIVE COVENANTS Until the Commitments shall have expired or been terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, from and after the Effective Date, the Borrower, covenants and agrees with the Lenders that; provided that notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries may act at all times within the ordinary course of its business consistent with past practices and within Board approved budgets and forecasts: Section 6.01. Indebtedness. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Financial Indebtedness or issue any Disqualified Stock outside of the ordinary course of business without the Administrative Agent’s express prior consent, except: (a) Financial Indebtedness (i) created under the Loan Documents and (ii) any Refinancing Indebtedness Events in respect thereof; (b) Financial Indebtedness (i) existing on the date hereof; provided that (A) any incremental draws under its existing Financial Indebtedness on or after the Effective Date shall not be permitted without the prior consent of each Lender (other than for Financial Indebtedness incurred in the ordinary course of business for capital expenditures and working capital purposes), and (ii) any Refinancing Indebtedness Event in respect thereof;

40 (c) Guarantees incurred in compliance with Section 6.04; and (d) Financial Indebtedness in the form of Swap Agreements permitted under Section 6.07; Section 6.02. Liens. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof outside of the ordinary course of business without Administrative Agent’s express prior consent, except: (a) Liens created under the Loan Documents; and (b) Liens securing Financial Indebtedness permitted by Section 6.01(b) and any obligations relating thereto not constituting Financial Indebtedness; Section 6.03. Merger; Change of Business. (a) The Borrower shall not (and Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction. The preceding sentence does not prohibit any amalgamation, demerger, merger or corporate reconstruction (i) of or among any members of the Group that are not party to this Agreement, (ii) of or among any Subsidiaries of Borrower, (iii) between any member of the Group that is not party to this Agreement with the Borrower; provided that the Borrower shall be the surviving entity of such amalgamation, demerger, merger or corporate reconstruction, or (iv) between any Subsidiary (except the Borrower) with the Borrower; provided that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent. (b) The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group (taken as a whole) from that carried on at the date of this Agreement. Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Borrower will not, and will not permit any Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation), make or otherwise permit to exist any Investment outside of the ordinary course of business, without the express prior consent of the Administrative Agent, in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except: (a) Investments existing on the date hereof; (b) Investments that shall be purchased, held, acquired, purchased, otherwise acquired or incurred pursuant to the Loan Documents; and (c) Investments in the form of Swap Agreements permitted under Section 6.07.

41 Section 6.05. Dispositions. Borrower will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, or to sell any Equity Interests to any Person, except: (a) Dispositions of obsolete or worn out property (including (i) allowing any registration or application for registration of any intellectual property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its intellectual property if the Borrower determines in its reasonable judgment that such discontinuance is desirable in the conduct of its business and does not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole), whether now owned or hereafter acquired, in the ordinary course of Borrower’s business; (b) Dispositions of inventory and other assets in the ordinary course consistent with past practice; (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; and (d) Dispositions permitted by Section 6.03. provided, however, that any Disposition pursuant to Section 6.05(a) through Section 6.05(d) shall be for fair market value (as reasonably determined by the Borrower or the applicable Subsidiary). Section 6.06. Change in Nature of Business. Borrower will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business substantially related or incidental thereto. Section 6.07. Swap Agreements. Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreement, other than Swap Agreements to hedge or mitigate risks to which Borrower or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes. Section 6.08. Restricted Payments; Certain Payment of Indebtedness. (a) Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so outside of the ordinary course of business without the express prior consent of the Administrative Agent, except that: (i) Borrower or any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests

42 (or, if not ratably, on a basis more favorable to Borrower and the Subsidiaries); provided, that dividend payments above $0.01 per quarter per common unit and required dividend payments on the Borrower’s Series A Preferred Units, Series B Preferred Units and Series E Preferred Unites shall be permitted without the consent of the Administrative Agent; and (ii) any Restricted Payment of Borrower or its Subsidiaries that is made pursuant to the Loan Documents. (b) Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any subordinated Specified Indebtedness without the express prior consent of the Administrative Agent, except: (i) payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof; and (c) Borrower will not, and will not permit any of the Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing Specified Indebtedness. Section 6.09. [Reserved]. Section 6.10. Restrictive Agreements. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Borrower; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified in writing to the Administrative Agent (but shall apply to any amendment or modification unless not materially expanding the scope of any such restrictions or conditions (as determined by the Borrower in good faith)), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing the ShuttleCo Credit Agreement and (F) restrictions and conditions imposed by agreements relating to Financial Indebtedness of Subsidiaries permitted under Section 6.01,

43 Section 6.11. Amendment of Organizational Documents. Borrower will not, or will permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document. Section 6.12. Bankruptcy, Etc. So long as any Obligations remain outstanding, the Borrower shall not, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or admit in writing or in any legal proceeding that it is unable to pay its debts as they become due. The obligations of the Borrower hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. ARTICLE VII EVENTS OF DEFAULT If any of the following events (“Events of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of 30 days (or such longer period as the Lenders may agree in their sole discretion); (b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 30 days (or such longer period as the Lenders may agree in their sole discretion); (c) any representation, warranty or certification made or deemed made by or on behalf of Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made; (d) Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.05(a) (with respect to the existence of Borrower), 5.11 or in Article VI; (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (which shall include, for the avoidance of doubt, the Transactions (other than those specified in clause (a), (b) or (d) of

44 this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower’s Knowledge of such breach or (ii) notice thereof from the Administrative Agent; (f) Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period); provided, that it shall be an Event of Default under this clause (f) hereof if the Borrower or any such Subsidiary shall have breached any of its liquidity requirements under its existing credit facilities, calculated to include as liquidity the Available Facility Amount; (g) any event or condition shall occur that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Financial Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Financial Indebtedness, (ii) any Financial Indebtedness or (iii) obligations under any Swap Agreement that becomes due as a result of a “Termination Event” as defined in clause (h), (ii) or (iii) Section 5(b) of the ISDA 2002 Master Agreement. (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Subsidiary for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Borrower or any Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (i) of this Article;

45 (j) Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against Borrower or any Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or any Subsidiary to enforce any such judgment; (l) one or more ERISA Events or, with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable law or plan terms (other than, in any such case, such an event which has already been settled or resolved), shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (m) this Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to the Borrower or shall be asserted in writing by the Borrower not to be in effect or not to be legal, valid and binding obligations; or the Borrower or any other Person contests in any manner the validity or enforceability of this Agreement. then, and in every such event (other than an event with respect to Borrower described in clause (h) or (i) of this Article), and solely in the express determination of both Lenders, at any time thereafter during the continuance of such event, the Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and the Repurchasing Commitments, and thereupon the Commitments and the Repurchasing Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to Borrower described in clause (h) or (i) of this Article, the Commitments and the Repurchasing Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law. The Lenders shall apply the proceeds of any collection of money or property pursuant to this Article VII as follows: FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Lenders in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations,

46 including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lenders hereunder or under any other Loan Document on behalf of the Borrower and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all reasonable and documented fees payable to the Lenders pursuant to any Loan Document; SECOND, to payment of that portion of the Obligations constituting reasonable and documented fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable and documented attorneys’ fees and disbursements and amounts payable under Sections 2.13 and 2.15 hereunder); THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans to the Lenders payable to it; FOURTH, to payment of all other Obligations then owing to the Lenders; and FIFTH, to the Borrower, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Lenders shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. ARTICLE VIII THE ADMINISTRATIVE AGENT On and after the Effective Date, each Lender hereby irrevocably designates and appoints Brookfield TK Loan LP as the Administrative Agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes Brookfield TK Loan LP, in its capacity as Administrative Agent, to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Person serving as an Administrative Agent hereunder may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent hereunder and without any duty to account therefor to the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and the Administrative Agent’s duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a

47 matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents, provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Borrower, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) [reserved] or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

48 The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub- agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the bad faith, negligence or misconduct of any other agent or any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents. Each Lender acknowledges that it has, independently and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Any Lender, by delivering its signature page to this Agreement and funding its Revolving Loans, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, such Lender. In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.15 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; (c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by the Administrative Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to it, to pay to the Lenders any amount due to it, in its capacity as a Lender under the Loan Documents (including under Section 9.03).

49 The provisions of this Article are solely for the benefit of the Administrative Agent, and, except solely to the extent of Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, the Borrower shall not have any rights as a third party beneficiary of any such provisions. ARTICLE IX MISCELLANEOUS Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows: (i) if to Borrower, to it at: ALTERA INFRASTRUCTURE L.P. 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton HM 08, Bermuda Attention: Corporate Secretary Email: Edie.Robinson@alterainfra.com with a copy to (which copy alone shall not constitute notice): Watson Farley & Williams 250 W 55th St New York, NY 10019 Attention: Daniel Rodgers Email: DRodgers@wfw.com (ii) if to the Administrative Agent, to: Brookfield TK TOLP L.P. c/o Brookfield Capital Partners (Bermuda) Ltd. 73 Front Street, 5th Floor Hamilton HM 12, Bermuda Attention: Manager - Corporate Services Email: privateequity.approcessing@brookfield.com with a copy to (which copy alone shall not constitute notice): Email: Barbados.treasury@brookfield.com waleed.lateef@brookfield.com Lyndsay.hatlelid@brookfield.com

50 with a copy to: Elazar Guttman, Esq. Kirkland & Ellis LLP 601 Lexington Avenue, New York, NY 10022 Elazar.guttman@kirkland.com Roald Nashi, Esq. Kirkland & Ellis LLP 1301 Pennsylvania Avenue, N.W., Washington, D.C. 20004 roald.nashi@kirkland.com All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by email shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph. (b) Notices and other communications to the Administrative Agent or Lenders hereunder maybe delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to the Administrative Agent if the Administrative Agent notified the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Lenders or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. (c) Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto. Section 9.02. Waivers; Amendments. (a) No failure or delay by the Lenders in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder and under any other Loan

51 Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether the Lenders may have had notice or knowledge of such Default at the time. (b) Except as provided in Sections 9.02(c) and 9.19, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lenders and the Borrower that are parties thereto, except where this Agreement specifies amendments only require the consent of the Administrative Agent. (c) Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. Section 9.03. Expenses; Indemnity; Damage Waiver. (a) Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Lender, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Lenders, and if deemed necessary by the Lenders, one local counsel in each applicable jurisdiction, in connection with the structuring, arrangement of the Facility provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the. transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lenders or the Lenders as a group, including the fees, charges and disbursements of one primary counsel, and if deemed necessary by the Lenders, one local counsel in each applicable jurisdiction for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans. (b) Borrower shall indemnify the Lenders (and any subagent thereof), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring and arrangement of the Facility provided for herein, the preparation, execution, enforcement, delivery and administration of this Agreement,

52 the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Revolving Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section shall, not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim). (c) To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Revolving Loan or the use of the proceeds thereof. (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor. Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Neither Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Repurchasing Commitment and the Revolving Loans at the time owing to it) without the prior written consent of the Borrower and the other Lender; provided, that the Borrower’s consent to such assignment shall not be required after the occurrence and during the continuance of an

53 Event of Default; provided, further, that Brookfield may syndicate or assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at time owing to it) to an Affiliate without the prior consent of the Borrower or the other Lender. (i) Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the applicable Lender an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from the applicable Lender or its Approved Funds to one or more other Approved Funds of such Lender. (ii) From and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15 and 9.03). (iii) Upon receipt by a Lender of an Assignment and Assumption executed by an assigning Lender and an assignee, and the processing and recordation fee referred to in this Section, such Lender shall accept such Assignment and Assumption; provided that such Lender shall not be required to accept such Assignment and Assumption or so record the information contained therein if such Lender reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that such Lender shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to such Lender that all written consents required by this Section with respect thereto (other than the consent of such Lender) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Lenders that such assignee is an Eligible Assignee.

54 Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders, or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Commitments or the Repurchasing Commitments or the termination of this Agreement or any provision hereof. Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, (but do not supersede any separate letter agreements with respect to fees payable to the Lenders) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lenders and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement. Section 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lenders to or for the credit or the account of the Borrower against any of and all the Obligations held by the Lenders, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower of such set-off or application; provided that any failure to give

55 or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lenders may have. Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. Notwithstanding the foregoing, (i) the interpretation of the definition of “Material Adverse Effect” and (ii) whether a Material Adverse Effect has occurred, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its properties in the courts of any jurisdiction. (c) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

56 REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.12. Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Administrative Agent, to the extent permitted by law, agrees to inform you promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Borrower or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Subsidiaries or the Facility provided for herein (h) with the consent of the Borrower, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section; provided that, in the case of clause (c) above, the party disclosing such information shall provide to Borrower prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with Borrower in obtaining a protective order for, or other confidential treatment of, such disclosure. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or any Subsidiary or their businesses, other than any such information that is available to the Lenders, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Section 9.13. Violation of Law. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to Borrower in violation of applicable law.

57 Section 9.14. USA Patriot Act Notice. The Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with such Act. Section 9.15. [Reserved]. Section 9.16. [Reserved]. Section 9.17. [Reserved]. Section 9.18. Non-Public Information. The Lenders acknowledges that all information, including requests for waivers and amendments, furnished by Borrower or the Lenders pursuant to or in connection with, or in the course of administering, this Agreement may contain MNPI. Section 9.19. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 9.20. Release. Borrower on behalf of itself, and any Person claiming by or through it (collectively, the “Releasors”), hereby unconditionally remise, release and forever discharge each Lender, its past and present officers, directors, shareholders, agents, members, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such Person, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics' liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or

58 unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively, the “Claims”), which any of Releasors ever had, now have, or may have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the Effective Date, but in each and every case only to the extent that such Claims relate to or arise from the lending relationship between the Releasees and Borrower pursuant to the Original Credit Agreement. The Borrower represents and warrants that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby and that, it hereby agrees to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted. The provisions of this Section 9.20 shall survive satisfaction of the obligations under and pursuant to this Agreement and the other Loan Documents. Section 9.21. Amendment and Restatement. (a) On the Effective Date, the Original Credit Agreement shall be amended and restated in its entirety in the form of this Agreement and (a) all references to the Original Credit Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Original Credit Agreement as amended and restated hereby, (b) all references to any section (or subsection) of the Original Credit Agreement in any Loan Document other than this Agreement shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement, (c) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Original Credit Agreement as amended and restated hereby and (d) the Borrower hereby (i) ratifies and reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of this Agreement, each Loan Document to which it is a party shall remain in full force and effect in accordance with the terms thereof and shall not be impaired or limited by the execution and delivery of this Agreement. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Original Credit Agreement (including the Obligations) or to evidence, and does not evidence, payment of all or any portion of such obligations and liabilities. (b) On and after the Effective Date, (i) the Original Credit Agreement shall be of no further force and effect except to evidence the incurrence by Borrower of the “Obligations” under and as such term is defined therein (whether or not such “Obligations” are contingent as of the Effective Date) and (ii) all “Obligations” under the Original Credit Agreement as of the Effective Date shall be deemed to be Obligations as defined herein (whether or not such “Obligations” are contingent as of the Effective Date). [Signature pages follow]

[Signature Page to the Credit Agreement] BROOKFIELD TK LOAN LP, as Administrative Agent and a Lender, By: BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD., its general partner By: Name: Title: James Bodi Director

[Signature Page to the Credit Agreement] BROOKFIELD TK BLOCK ACQUISITION LP, as a Lender By: BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD., its general partner By: Name: Title: James Bodi Director

[Signature Page to the Credit Agreement] BROOKFIELD TK LOAN 2 LP, as a Lender By: BROOKFIELD CAPITAL PARTNERS (BERMUDA) LTD., its general partner By: Name: Title: James Bodi Director

Schedule 1 Individuals with Knowledge 1. Chris Brett 2. Ingvild Saether 3. Jan Rune Steinsland 4. Duncan Donaldson

Schedule 2.01(a) Commitments Lender Commitment Percentage Brookfield TK Loan LP $100,000,000 50.0% Brookfield TK Block Acquisition LP $25,000,000 12.5% Brookfield TK Loan 2 LP $75,000,000 37.5% TOTAL: $200,000,000 100% Schedule 2.01(b) Repurchasing Commitments Lender Commitment Percentage Brookfield TK Loan 2 LP $25,000,000 100% TOTAL: $25,000,000 100%

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION Reference is made to the Second Amended and Restated Credit Agreement dated as of November 25, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALTERA INFRASTRUCTURE L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), BROOKFIELD TK LOAN LP, BROOKFIELD TK BLOCK ACQUISITION LP and BROOKFIELD TK LOAN 2 LP as lenders (the “Lenders” and each, a “Lender”) and BROOKFIELD TK LOAN LP, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. 1. The Assignor hereby sells and assigns, without recourse, to the Assignee (identified below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the [Commitments][Repurchasing Commitments] of the Assignor on the Effective Date set forth below and (ii) the Revolving Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Exhibit A hereto. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement. 2. Pursuant to Section 9.04(b) of the Credit Agreement, this Assignment and Assumption is being delivered to the applicable Lender together with, if required by Section 9.04(b)(i)(B) of the Credit Agreement, a processing and recordation fee of $3,500. 3. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law. Date of Assignment: Legal Name of Assignor (“Assignor”): Legal Name of Assignee (“Assignee”): Assignee’s Address for Notices: Effective Date of Assignment:

Facility/[Commitment] [Repurchasing Commitment] Principal Amount Assigned Percentage Assigned of [Commitment][Repurchasing Commitment] (set forth, to at least 8 decimals, as a percentage of the Facility and the Aggregate [Commitments] [Repurchasing Commitment] of all Lenders thereunder) Revolving Loans/ [Commitments][Repurchasing Commitments] $ % [Remainder of page intentionally left blank]

[Signature Page to the Assignment and Assumption] The terms set forth above are hereby agreed to: _______________, as Assignor by: _________________________ Name: Title: _______________, as Assignee by: _________________________ Name: Title: [Acknowledged]1 by: _______________, as Lender by: _________________________ Name: Title: _______________, as Lender by: _________________________ Name: Title: 1 Brookfield may assign its interest in the Revolving Facility or any portion thereof to an Affiliate without consent of the Borrower or other Lender.

EXHIBIT A REPRESENTATIONS AND WARRANTIES Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. By executing and delivering this Assignment and Assumption, the assigning Lender hereunder and the Assignee hereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: 1. Such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its applicable [Commitment][Repurchasing Commitment], and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments hereof which have not become effective, are as set forth in such Assignment and Assumption. 2. Except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. 3. The Assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption. 4. The Assignee confirms that it has received a copy of the Credit Agreement together with copies of the most recent financial statements referred to in Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption. 5. The Assignee will independently and without reliance upon such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. 6. The Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXHIBIT B FORM OF BORROWING REQUEST Date:1 ________________, __________ To: Brookfield TK Loan LP, as Administrative Agent under that certain Second Amended and Restated Credit Agreement dated as of November 25, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Loan 2 LP as lenders (the “Lenders” and each, a “Lender”) and Brookfield TK Loan LP, as administrative agent for the Lenders (the “Administrative Agent”). Ladies and Gentlemen: Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.03 of the Credit Agreement, of the borrowing specified below: 1. The aggregate amount of the proposed borrowing is: $_________. 2. The Business Day of the proposed borrowing is: _____________. 3. The Interest Period for the requested Revolving Loan is: [1] [2] [3] [6] months LIBOR. 4. The location and number of the account to which the proceeds of such borrowing are to be disbursed is _________________. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds thereof: (A) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (B) The conditions set forth in Article IV of the Credit Agreement have been satisfied as of the date hereof. (signature page follows) 1 The Borrower must notify the Administrative Agent by telephone or in writing not later than 12:00 noon, New York City time, at least three Business Days prior to the date of such borrowing (or such shorter period of time as may be agreed by the Administrative Agent). Each telephonic Borrowing Request will be irrevocable and must be confirmed promptly by hand delivery or electronic means of this form to the Administrative Agent.

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date first written above. ALTERA INFRASTRUCTURE L.P. By: Altera Infrastructure GP L.L.C., its general partner By: Name: Title:

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE Date:_________ To: Brookfield TK Loan LP, as Administrative Agent under that certain Second Amended and Restated Credit Agreement dated as of November 25, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Loan 2 LP, as lenders (the “Lenders” and each, a “Lender”) and Brookfield TK Loan LP, as administrative agent for the Lenders (the “Administrative Agent”). Dear Sirs, We refer to the Credit Agreement under which a Compliance Certificate shall be issued. This letter constitute the Compliance Certificate for the period [PERIOD] (the “Period”). Capitalized words and expressions are used herein as defined in the Credit Agreement: 1. all information contained herein is true and accurate and there has been no change which would reasonably be expected to have a Material Adverse Effect on the financial condition of the Borrower or its Subsidiaries since the date of the last Compliance Certificate submitted to you; 2. as of the last day of the Period, there existed no Default or Event of Default; 3. in accordance with Section 5.01(d) of the Credit Agreement, the sum of the Free Liquidity (as defined below), undrawn committed revolving credit lines available to the Group (as defined below) (but excluding committed revolving credit lines with less than six months to maturity) and the Available Facility Amount is $[_]1. 4. in accordance with Section 5.01(d) of the Credit Agreement, the percentage of the sum of Free Liquidity, undrawn committed revolving credit lines available to the Group (as defined below) (but excluding committed revolving credit lines with less than six months to maturity) and the Available Facility Amount to Total Debt (as defined below) is [_]2% “Free Liquidity” means cash, cash equivalents and marketable securities of maturities less than one (1) year to which the Group shall have free, immediate and direct access each as reflected in the Borrower’s most recent quarterly management accounts forming part of the Borrower’s Accounts 1 Applicable threshold is $75,000,000. 2 Applicable threshold is 5.00%.

“Group” means the Borrower and each of its Subsidiaries “Total Debt” means the aggregate of: (a) the amount calculated in accordance with GAAP shown as each of “long term debt”, “short term debt” and “current portion of long term debt” on the latest consolidated balance sheet of the Borrower; and (b) the amount of any liability in respect of any lease or hire purchase contract entered into by the Borrower or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease (excluding any amounts applicable to leases to the extent that the lease obligations are secured by a security deposit which is held on the balance sheet under “Restricted Cash”). Copies of our latest consolidated [annual audited/quarterly unaudited] accounts are also enclosed. Yours faithfully, Altera Infrastructure L.P. By: Altera Infrastructure GP L.L.C., its general partner By:___________________________ Name: Title:

EXHIBIT D FORM OF SOLVENCY CERTIFICATE [_____], 20[_] This Solvency Certificate is delivered pursuant to [Section 4.02(e)] of the Second Amended and Restated Credit Agreement dated as of November 25, 2020 (the “Credit Agreement”), among Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Loan 2 LP, as lenders (the “Lenders” and each, a “Lender”) and Brookfield TK Loan LP, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies, solely in his capacity as a Chief Financial Officer of Altera Infrastructure Group Ltd. and not in his individual capacity, as follows: 1. I am the Chief Financial Officer of Altera Infrastructure Group Ltd. I am familiar with the Transactions, and have reviewed the Credit Agreement, financial statements referred to in Section 5.01 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate. 2. As of the date hereof, immediately after giving effect to the consummation of the Transactions, on and as of such date (i) the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date. 3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned Responsible Officer only in his capacity as Chief Financial Officer of Altera Infrastructure Group Ltd. and not individually and the undersigned shall have no personal liability to the Lenders with respect thereto. (signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above. Altera Infrastructure Group Ltd. By: Name: Title: Chief Financial Officer

EXHIBIT E 7 FORM OF SECRETARY’S CERTIFICATE [____ ___], 20[_] The undersigned Responsible Officer of Altera Infrastructure GP L.L.C. hereby certifies as an officer of Altera Infrastructure L.P. (the “Company”) and not in an individual capacity, in connection with that certain Second Amended and Restated Credit Agreement, dated as of November 25, 2020 (the “Credit Agreement”), by and among the Company, a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Loan 2 LP, as lenders (the “Lenders” and each, a “Lender”) and Brookfield TK Loan LP, as administrative agent for the Lenders (the “Administrative Agent”), that as of the date hereof: 1. Attached hereto as Exhibit A is a true and correct copy of the certificate of limited partnership or other equivalent organizational document, as applicable, of the Company (the “Certificate”), as in effect on the date hereof, certified by the Secretary of State (or other equivalent Governmental Authority) of the Company’s jurisdiction of organization as of a recent date, together with all amendments thereto adopted through the date hereof. The Certificate remains in full force and effect as of the date hereof and has not been amended, modified or repealed, and no proceedings are pending for the amendment, modification or rescission thereof and no other document relating to or affecting such Certificate have been filed in the office of the Secretary of State (or other equivalent Governmental Authority) of the Company’s jurisdiction of organization since such certification date. 2. Attached hereto as Exhibit B is a true and correct copy of the agreement of limited partnership or other equivalent governing document, as applicable, of the Company (the “Corporate Governance Documents”), together with any amendments thereto adopted through the date hereof. The Corporate Governance Documents remain in full force and effect as of the date hereof and have not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are contemplated or pending. 3. Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the board of directors of Altera Infrastructure GP L.L.C. the General Partner of the Company (the “Authorizing Authority”), as of the date set forth therein, relating to the Company’s execution, delivery and performance of the Credit Agreement, the Loan Documents to which the Company is a party and the transactions and documents required or contemplated by the Credit Agreement and such resolutions (i) have not been modified, rescinded or amended, (ii) are in full force and effect in the form adopted by such Authorizing Authority and attached hereto, and (iii) constitute the only resolutions adopted by the Authorizing Authority directly related to such matters. 4. Attached hereto as Exhibit D are true, correct and complete copies of the certificates of good standing (or equivalent organizational document, as applicable) from the Company’s jurisdiction of organization certifying as to the Company’s good standing as of a recent date, which certificates have not been modified or rescinded, and are in full force and effect as of the certificate dates thereof.

8 5. Attached hereto as Exhibit E are the names and the true signatures of the acting officers of the Company, as applicable, duly appointed or elected, and qualified and said officers are authorized by the Authorizing Authority to execute and deliver on behalf of the Company, the Loan Documents to which the Company is a party, and any other documents delivered in connection therewith on behalf of the Company and the signature of such officer where set forth hereon is the true and genuine signature of such officer. 6. There is no proceeding pending for the dissolution or liquidation of the Company. All capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. This certificate is provided by the undersigned in his/her capacity as an officer of the Company and not in his/her individual capacity. [The remainder of this page is intentionally left blank.]

Signature Page to Secretary’s Certificate IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. By: Name: Title:

Exhibit A Charter (please see attached)

Exhibit B Governing Agreement (please see attached)

Exhibit C Resolutions (please see attached)

Exhibit D Certificate of Good Standing (please see attached)

Exhibit E Incumbency (please see attached)

Officers of Altera Infrastructure GP L.L.C. Name Title Signature

EXHIBIT F FORM OF EFFECTIVE DATE CERTIFICATE Dated as of [___], 20[_] Reference is made to the Second Amended and Restated Credit Agreement dated as of November 25, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Altera Infrastructure L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), Brookfield TK Loan LP, Brookfield TK Block Acquisition LP and Brookfield TK Loan 2 LP, as lenders (the “Lenders” and each, a “Lender”) and Brookfield TK Loan LP, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Chief Financial Officer of the Altera Infrastructure Group, Ltd. certifies to the Administrative Agent that: (1) pursuant to Section [4.02(c)] of the Credit Agreement, as of the date hereof, no event has occurred or is continuing or will result from the consummation of the Credit Agreement that would constitute an Event of Default or a Default; and (2) pursuant to Section [4.02(c)] of the Credit Agreement, the representations and warranties contained therein (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) and in the other Loan Documents are true and correct in all respects on the date hereof (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date). [Signature Page Follows]

EXHIBIT F IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first written above. Altera Infrastructure Group Ltd. By: Name: Title: